Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Beth Potillo-Miller
SVP, Finance & Corporate Treasurer
Investor Relations
(415) 616-8643

PRESS RELEASE

Williams-Sonoma, Inc. announces second quarter 2016 results

Net revenues grow 2.8% with EPS of $0.58

Merchandise inventories down 6.6%

San Francisco, CA, August 24, 2016 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second fiscal quarter ended July 31, 2016 (“Q2 16”) versus the second fiscal quarter ended August 2, 2015 (“Q2 15”).

2nd QUARTER 2016 RESULTS

•	Q2 16 net revenues grew 2.8% to $1.159 billion versus $1.127 billion in Q2 15 with comparable brand revenue growth of 0.6%.
•	Q2 16 operating margin was 7.2% versus 7.4% in Q2 15.
•	Q2 16 diluted earnings per share (“EPS”) was $0.58 versus $0.58 in Q2 15.
•	Cash returned to stockholders totaled $69 million, comprising $36 million in stock repurchases and $33 million in dividends.

Laura Alber, President and Chief Executive Officer, commented “Our second quarter results reflect the strength of our portfolio of brands, our balanced multi-channel model, our successful growth initiatives and a relentless focus on operational improvements. We saw substantial improvements across all of our supply chain and inventory initiatives which helped elevate our customer service levels, reduce costs and drive down merchandise inventories.”

Ms. Alber concluded, “Despite the progress that we have made against our strategic initiatives, the overall retail environment has softened and we are being impacted by a more cautious consumer. As a result, we have revised our outlook for the remainder of the year to reflect this change in trend. We remain focused on what we can control to drive growth and continuous improvements in our operations, including strengthening and growing our brands, further differentiating our product offering, innovating our marketing and digital strategies and enhancing the retail experience.”

Net revenues increased to $1.159 billion in Q2 16 from $1.127 billion in Q2 15.

Comparable brand revenue growth in Q2 16 increased 0.6% on top of 6.3% in Q2 15 as shown in the table below:

2nd Quarter Comparable Brand Revenue Growth by Concept*
	Q2 16	Q2 15
Pottery Barn	(4.8%)	6.4%
Williams-Sonoma	0.0%	(0.3%)
West Elm	15.8%	15.7%
Pottery Barn Kids	0.1%	3.3%
PBteen	(5.2%)	3.9%
Total	0.6%	6.3%
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q2 16 increased 5.2% to $600 million from $570 million in Q2 15. E-commerce net revenues generated 51.7% of total company net revenues in Q2 16 and 50.6% of total company net revenues in Q2 15.

Retail net revenues in Q2 16 increased 0.4% to $559 million from $557 million in Q2 15.

Operating margin in Q2 16 was 7.2% compared to 7.4% in Q2 15.

•	Gross margin was 35.4% in Q2 16 versus 36.1% in Q2 15.

•	Selling, general and administrative (“SG&A”) expenses were $327 million, or 28.2% of net revenues in Q2 16, versus $323 million, or 28.7% of net revenues in Q2 15.

EPS in Q2 16 was $0.58 versus $0.58 in Q2 15 (which included an approximate $0.03 benefit from a reduced tax rate).

Merchandise inventories at the end of Q2 16 decreased 6.6% to $963 million from $1.031 billion at the end of Q2 15.

STOCK REPURCHASE PROGRAM

During Q2 16, we repurchased 665,517 shares of common stock at an average cost of $53.38 per share and a total cost of approximately $36 million. As of July 31, 2016, there was approximately $486 million remaining under our current stock repurchase program.

FISCAL YEAR 2016 FINANCIAL GUIDANCE

3rd Quarter 2016 Guidance Financial Highlights
Total Net Revenues (millions)	$1,235 – $1,285
Comparable Brand Revenue Growth	0% – 4%
Diluted EPS	$0.75 – $0.80

Fiscal Year 2016 Guidance Financial Highlights
Total Net Revenues (millions)	$5,075 – $5,225
Comparable Brand Revenue Growth	1% – 4%
Non-GAAP Operating Margin*	9.4% – 9.8%
Non-GAAP Diluted EPS**	$3.35 – $3.55
Income Tax Rate	37.0% – 38.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$170 – $180

*    Excludes severance-related reorganization charges of approximately $13 million, or 0.2% to 0.3% of operating margin during Q1 2016. Including these charges, GAAP operating margin guidance would be 9.1% to 9.6%.

**  Excludes severance-related reorganization charges of approximately $13 million, or $0.09 per diluted share during Q1 2016.

Store Opening and Closing Guidance by Retail Concept*
	FY 2015 ACT	FY 2016 GUID
	Total	New	Close	End
Williams-Sonoma	239	5	(10)	234
Pottery Barn	197	5	(2)	200
Pottery Barn Kids	89	2	(4)	87
West Elm	87	13	(2)	98
Rejuvenation	6	1	-	7
Total	618	27	(18)	626

* Included in the FY 15 store count are 19 stores in Australia and one store in the UK.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 24, 2016, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP operating margin and diluted EPS. We have reconciled these measures with the most directly comparable GAAP financial measures in this release and in Exhibit 1. These non-GAAP financial measures exclude the impact of unusual business events which occurred in Q1 16. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our FY 16 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our growth and strategic initiatives; consumer trends; our growth drivers and operational improvements; our future financial guidance, including Q3 16 and FY 2016 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q2 16; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 626 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines and stores and e-commerce websites in Mexico.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended July 31, 2016 and August 2, 2015

(Dollars and shares in thousands, except per share amounts)

	2nd Quarter
	2016		2015
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$599,683	51.7%	$569,913	50.6%
Retail net revenues	559,346	48.3	557,115	49.4

Net revenues	1,159,029	100.0	1,127,028	100.0
Cost of goods sold	748,490	64.6	720,403	63.9

Gross profit	410,539	35.4	406,625	36.1
Selling, general and administrative expenses	327,263	28.2	323,282	28.7

Operating income	83,276	7.2	83,343	7.4
Interest (income) expense, net	167	—	275	—

Earnings before income taxes	83,109	7.2	83,068	7.4
Income taxes	31,324	2.7	29,400	2.6

Net earnings	$51,785	4.5%	$53,668	4.8%

Earnings per share (EPS):
Basic	$0.58		$0.59
Diluted	$0.58		$0.58
Shares used in calculation of EPS:
Basic	89,039		91,243
Diluted	89,736		92,564

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Twenty-six weeks ended July 31, 2016 and August 2, 2015

(Dollars and shares in thousands, except per share amounts)

	Year-to-Date
	2016		2015
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$1,175,917	52.1%	$1,102,486	51.1%
Retail net revenues	1,080,929	47.9	1,055,218	48.9

Net revenues	2,256,846	100.0	2,157,704	100.0
Cost of goods sold	1,453,790	64.4	1,372,238	63.6

Gross profit	803,056	35.6	785,466	36.4
Selling, general and administrative expenses	656,255	29.1	630,195	29.2

Operating income	146,801	6.5	155,271	7.2
Interest (income) expense, net	99	—	283	—

Earnings before income taxes	146,702	6.5	154,988	7.2
Income taxes	55,320	2.5	56,530	2.6

Net earnings	$91,382	4.0%	$98,458	4.6%

Earnings per share (EPS):
Basic	$1.02		$1.08
Diluted	$1.01		$1.06
Shares used in calculation of EPS:
Basic	89,169		91,475
Diluted	90,098		92,969

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Jul. 31, 2016	Jan. 31, 2016	Aug. 2, 2015
Assets
Current assets
Cash and cash equivalents	$111,122	$193,647	$119,776
Accounts receivable, net	98,053	79,304	81,753
Merchandise inventories, net	962,943	978,138	1,031,472
Prepaid catalog expenses	27,097	28,919	38,088
Prepaid expenses	68,300	44,654	56,119
Deferred income taxes, net	-	-	130,687
Other assets	11,589	11,438	12,808

Total current assets	1,279,104	1,336,100	1,470,703

Property and equipment, net	908,562	886,813	875,002
Non-current deferred income taxes, net	134,721	141,784	-
Other assets, net	51,177	52,730	50,266

Total assets	$2,373,564	$2,417,427	$2,395,971

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$391,597	$447,412	$416,276
Accrued salaries, benefits and other	103,040	127,122	103,695
Customer deposits	283,779	296,827	288,654
Borrowings under revolving line of credit	125,000	-	150,000
Income taxes payable	1,670	67,052	14,678
Other liabilities	53,331	58,014	50,237

Total current liabilities	958,417	996,427	1,023,540

Deferred rent and lease incentives	193,819	173,061	179,103
Non-current deferred income taxes	-	-	1,213
Other long-term obligations	66,516	49,713	50,739

Total liabilities	1,218,752	1,219,201	1,254,595

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 88,738, 89,563 and 90,860 shares issued and outstanding at July 31, 2016, January 31, 2016 and August 2, 2015, respectively	888	896	909
Additional paid-in capital	542,711	541,307	532,835
Retained earnings	622,608	668,545	615,193
Accumulated other comprehensive loss	(9,860)	(10,616)	(5,625)
Treasury stock, at cost	(1,535)	(1,906)	(1,936)

Total stockholders’ equity	1,154,812	1,198,226	1,141,376

Total liabilities and stockholders’ equity	$2,373,564	$2,417,427	$2,395,971

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Twenty-six weeks ended July 31, 2016 and August 2, 2015

(Dollars in thousands)

	Year-to-Date
	2016	2015
Cash flows from operating activities
Net earnings	$91,382	$98,458
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	83,369	83,233
Loss on disposal/impairment of assets	1,520	2,074
Amortization of deferred lease incentives	(12,550)	(12,075)
Deferred income taxes	(10,472)	(8,533)
Tax benefit related to stock-based awards	21,864	25,917
Excess tax benefit related to stock-based awards	(4,727)	(11,807)
Stock-based compensation expense	27,476	24,913
Other	(866)	69
Changes in:
Accounts receivable	(19,021)	(14,854)
Merchandise inventories	18,221	(144,934)
Prepaid catalog expenses	1,822	(4,146)
Prepaid expenses and other assets	(22,724)	(19,708)
Accounts payable	(71,614)	15,625
Accrued salaries, benefits and other current and long-term liabilities	(12,867)	(30,835)
Customer deposits	(13,500)	27,243
Deferred rent and lease incentives	21,534	24,034
Income taxes payable	(65,399)	(17,869)

Net cash provided by operating activities	33,448	36,805

Cash flows from investing activities:
Purchases of property and equipment	(77,877)	(86,849)
Other	363	278

Net cash used in investing activities	(77,514)	(86,571)

Cash flows from financing activities:
Borrowings under revolving line of credit	125,000	150,000
Repurchase of common stock	(76,166)	(125,000)
Payment of dividends	(67,571)	(64,044)
Tax withholdings related to stock-based awards	(24,635)	(27,175)
Excess tax benefit related to stock-based awards	4,727	11,807
Proceeds related to stock-based awards	1,532	2,647
Repayment of long-term obligations	-	(1,968)
Other	(47)	-

Net cash used in financing activities	(37,160)	(53,733)

Effect of exchange rates on cash and cash equivalents	(1,299)	348
Net decrease in cash and cash equivalents	(82,525)	(103,151)
Cash and cash equivalents at beginning of period	193,647	222,927

Cash and cash equivalents at end of period	$111,122	$119,776

Exhibit 1

2nd Quarter Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated		Total
	Q2 16	Q2 15	Q2 16	Q2 15	Q2 16	Q2 15	Q2 16	Q2 15
Net Revenues	$599,683	$569,913	$559,346	$557,115	$-	$-	$1,159,029	$1,127,028
Operating Income/(Expense)	132,733	122,461	33,217	40,503	(82,674)	(79,621)	83,276	83,343
Operating Margin	22.1%	21.5%	5.9%	7.3%	(7.1%)	(7.1%)	7.2%	7.4%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 16 ACT	Q2 16 ACT	Q3 16 GUID	FY 16 GUID
2016 GAAP Diluted EPS	$0.44	$0.58	$0.75 - $0.80	$3.26 - $3.46
Impact of Unusual Business Events (1)	$0.09	-	-	$0.09
2016 Non-GAAP Diluted EPS Excluding Unusual Business Events (2)	$0.53	$0.58	$0.75 - $0.80	$3.35 - $3.55

	Q1 15 ACT	Q2 15 ACT	Q3 15 ACT	FY 15 ACT
2015 GAAP Diluted EPS	$0.48	$0.58	$0.77	$3.37

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	May 1, 2016	Openings	Closings	Jul. 31, 2016	Aug. 2, 2015	Jul. 31, 2016	Aug. 2, 2015
Williams-Sonoma	241	1	(1)	241	241	6,600	6,600
Pottery Barn	200	1	-	201	199	13,800	13,700
Pottery Barn Kids	90	-	(1)	89	89	7,500	7,500
West Elm	87	2	-	89	78	13,300	13,400
Rejuvenation	6	-	-	6	5	9,000	10,000
Total	624	4	(2)	626	612	10,000	9,900

	May 1, 2016	Jul. 31, 2016	Aug. 2, 2015
Total store selling square footage	3,867,000	3,894,000	3,771,000
Total store leased square footage	6,218,000	6,262,000	6,088,000

Notes:

(1)	Impact of Unusual Business Events – During Q1 16, we incurred severance-related reorganization charges due to the reduction of headcount primarily in our corporate functions of approximately $13 million, or $0.09 per diluted share. These charges were recorded as SG&A expense within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – This table includes non-GAAP diluted EPS. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our FY 16 guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.